Exhibit 4.2
EXECUTION VERSION
COEUR D’ALENE MINES CORPORATION
ISSUER
THE BANK OF NEW YORK
TRUSTEE

FIRST SUPPLEMENTAL INDENTURE
Dated as of March 18, 2008
To
INDENTURE
Dated March 18, 2008
3.25% CONVERTIBLE SENIOR NOTES DUE 2028

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 13.02
(c)	N.A.
310(b)(9)	7.10
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A
(b)(2)	7.06
(c)	7.06; 13.02
(d)	N.A.
314(a)	4.02; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 13.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
(d)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means not applicable

*	This Cross-Reference Table is not part of the Indenture.

(i)

(ii)

          FIRST SUPPLEMENTAL INDENTURE, dated as of March 18, 2008 (this “Supplemental Indenture,” together with the Base Indenture (as defined below), the “Indenture”) between Coeur d’Alene Mines Corporation, a corporation duly organized and existing under the laws of the State of Idaho (the “Company”), and The Bank of New York, a banking corporation duly organized under the laws of the State of New York (the “Trustee”).
RECITALS OF THE COMPANY
          The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 18, 2008 (the “Base Indenture”).
          The Company desires and has requested the Trustee pursuant to Section 9.01 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Company’s 3.25% Convertible Senior Notes due 2028 (herein called the “Securities”).
          Section 9.01(d) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make a change that does not adversely affect the legal rights of any Securityholder and, prior to the issuance of the Securities hereunder, there are no Securityholders under the Base Indenture.
          The execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company, and all things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company have been done. Further, all things necessary to duly authorize the issuance of the Common Stock issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Article I shall be amended as set forth below.
          A. Section 1.01 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 1.01 Definitions.
          “Additional Interest” has the meaning set forth in Section 6.02(b).
          “Additional Securities” has the meaning set forth in Section 2.02.
          “Additional Shares” has the meaning set forth in Section 10.11.
          “Affiliate” has the meaning provided in Rule 405 under the Securities Act or any successor rule.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

          “Beneficial Owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that, for purposes of the definition of Fundamental Change, a Person shall be deemed to be the “Beneficial Owner” of all shares of Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time.
          “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board authorized to act for it with respect to this Indenture.
          “Board Resolution” means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.
          “Business Day” means a day that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.
          “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
          “Capital Stock” for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
          “Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above; and (v) money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (iv) above.
          “Change in Control” means the occurrence of one or more of the following events:
          (a) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Beneficial Owners, directly or indirectly, of the shares of Voting Stock of the Company immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person;
          (b) the approval by the holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with this Indenture;
          (c) any Person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any Subsidiary of the Company, any employee benefit plans of the Company or any such Subsidiary, becomes the Beneficial Owner or record owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of Voting Stock of the Company representing more than 50% of the aggregate ordinary voting power of all shares represented by the issued and outstanding Voting Stock of the Company; or

          (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
          Solely for the purposes of the Holders’ right to require purchase of Securities by the Company upon a Fundamental Change, a Change in Control shall not be deemed to occur, however, if the Common Stock Price for each of 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the effective date of the relevant transaction that would otherwise have constituted a Change in Control exceeds 120% of the Conversion Price of the Securities in effect on the last Trading Day of such immediately preceding calendar quarter.
          “Common Stock” shall mean shares of the Company’s Common Stock, $1.00 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.
          “Common Stock Price” on any date means the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 pm (New York City time) on such date as reported by The New York Stock Exchange or, if the shares of Common Stock are not reported by The New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Common Stock Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Common Stock Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose. Any such determination shall be conclusive, absent manifest error.
          “Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.
          “Company Order” means a written request or order signed in the name of the Company by any two Officers.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of the Issue Date or (b) was nominated for election or elected to the Board of Directors with approval of a majority of the Continuing Directors who were members at the time of the new director’s nomination or election.
          “Conversion Agent” means the party named in Section 2.03 of the Base Indenture.
          “Conversion Date” has the meaning set forth in Section 10.03(a).
          “Conversion Notice” has the meaning set forth in Section 10.03(a).
          “Conversion Price” has the meaning set forth in Section 10.02(a).
          “Conversion Rate” has the meaning set forth in Section 10.02(a).
          “Conversion Settlement Averaging Period” has the meaning set forth in Section 10.02(b)(v).
          “Conversion Value” has the meaning set forth in Section 10.02(b)(v).
          “Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 101 Barclay Street – 4E, New York, NY, 10286, Attention: Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          “Daily Conversion Value” has the meaning set forth in Section 10.02(b)(v).
          “Daily Share Amount” has the meaning set forth in Section 10.02(b)(v).
          “Daily VWAP” has the meaning set forth in Section 10.02(b)(v).
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Securities” has the meaning set forth in the Base Indenture and is in the form of the Security attached hereto as Exhibit B.
          “Depositary” means the “Depository” under the Base Indenture. The Depository is with respect to the Global Security, the person specified in Section 2.03 of the Base Indenture as the Depository with respect to the Global Security, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depository” shall mean or include such successor.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive a distribution that is payable by the Company to holders of Common Stock from the seller of the Common Stock to its buyer.
          “Extension Right” has the meaning set forth in Section 6.02(b).
          “Final Notice Date” has the meaning set forth in Section 10.02(b).
          “Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.
          “Fundamental Change Effective Date” has the meaning set forth in Section 12.02(a).
          “Fundamental Change Notice” has the meaning set forth in Section 12.02(b).
          “Fundamental Change Notice Date” has the meaning set forth in Section 12.02(b).
          “Fundamental Change Repurchase Date” has the meaning set forth in Section 12.02(b)(iii).
          “Fundamental Change Repurchase Notice” has the meaning set forth in Section 12.02(c).
          “Fundamental Change Repurchase Price” has the meaning set forth in Section 12.02(a).
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
          “Global Securities” means Securities that are in the form of the Security attached hereto as Exhibit A.
          “Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of Capitalized Lease Obligations or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including the obligations of such Person under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a Capitalized Lease Obligation), (d) all aggregate net payment obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and all obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (e); provided, however, that Indebtedness shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices or (z) stand-by letters of credit to the extent collaterallized by cash or Cash Equivalents.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
          “Initial Securities” has the meaning set forth in Section 2.02.
          “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
          “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
          “Market Price” has the meaning set forth in Section 12.01(a).
          “Officer” means the Chairman and Chief Executive Officer, the President, any Vice President (whether or not such is preceded by any modifier such as “Executive, “Senior” or the like), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity; provided, that the designation of any such Officer by the Board of Directors of the Company shall be evidenced in a Board Resolution.
          “Officers’ Certificate” means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or the principal accounting officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.
          “Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.
          “Paying Agent” means the party named in Section 2.03 of the Base Indenture.

          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.
          “Principal Portion” has the meaning set forth in Section 10.02(b).
          “Qualifying Fundamental Change” has the meaning set forth in Section 10.11.
          “QFC Effective Date” has the meaning set forth in Section 10.11.
          “Redemption Date” shall mean with respect to any Securities the date specified for redemption of such Securities in accordance with the terms of the Securities and this Indenture.
          “Redemption Price” shall have the meaning set forth in paragraph 5 of the Securities.
          “Reference Property” has the meaning set forth in Section 10.08(d).
          “Registrar” means the party named in Section 2.03 of the Base Indenture.
          “Repurchase Company Notice” has the meaning set forth in Section 12.01(b).
          “Repurchase Date” has the meaning set forth in Section 12.01(a).
          “Repurchase Notice” has the meaning set forth in Section 12.01(a)(i).
          “Repurchase Price” has the meaning set forth in Section 12.01(a).
          “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “SEC” means the Securities and Exchange Commission.
          “Securities Custodian” means the Trustee, as custodian with respect to the Global Security or any successor entity thereto.
          “Securities Register” has the meaning set forth in Section 2.03 of the Base Indenture.
          “Security” or “Securities” means any of the Company’s 3.25% Convertible Senior Notes Due 2028, as amended or supplemented from time to time, issued under this Indenture.
          “Security Trading Price” per $1,000 in principal amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in principal amount of Securities obtained by the Trustee for $2,000,000 in principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, such one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2,000,000 in principal amount of Securities from a nationally recognized securities dealer, then the Security Trading Price on such date of determination shall be deemed to be less than 95% of the product of the Common Stock Price on that day multiplied by the Conversion Rate. Any such determination shall be conclusive, absent manifest error.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          “Settlement Amount” has the meaning set forth in Section 10.02(b)(v).
          “Specified Cash Amount” has the meaning set forth in Section 10.02(b)(v)(B).
          “Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 C.F.R. Part 210).
          “Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.
          “Stock Price” has the meaning set forth in Section 10.11.
          “Subsidiary” means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (determined without regard to any classification of directors) shall at the time be owned, directly or indirectly, by such Person, (ii) any other Person (other than a partnership) of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (iii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
          “Termination of Trading” means that the Common Stock or other securities (including depository receipts of other certificates representing common equity interests) into which the Securities are convertible are not approved for listing on a U.S. national or regional securities exchange.
          “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendment, the TIA as so amended.
          “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange, or if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, admitted for trading or quoted, or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day; provided, however, that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.
          “Trustee” means the party named as the “Trustee” in the first paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
          “Underwriters” shall mean Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.
          “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
          B. Article I of the Base Indenture is hereby amended to include new Sections 1.04 and 1.05:
          Section 1.04. Other Definitions.

Term	Defined in Section:
Acts	1.05(a)
Agent Members	2.14(b)(v)
Event of Default	6.01
Legal Holiday	13.08

Legend	2.01
Quarter	10.01(a)
Stockholder Rights Plan	10.08(c)
          Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Acts” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.
          The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the register maintained by the Registrar.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE II
THE SECURITIES
     Article II shall be amended as set forth below.
          A. Section 2.01 of the Base Indenture is hereby amended to include at the end of that section two new paragraphs as set forth below:

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends (collectively, the “Legend”) substantially to the following effect:
     “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COEUR d’ALENE MINES CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
          Securities not issued as interests in the Global Securities will be issued as Definitive Securities substantially in the form of Exhibit B attached hereto.
          B. Section 2.02 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by the manual or facsimile signature of any Officer.
          Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
          The Trustee initially shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $200,000,000 (or, if the Underwriters exercise their option to purchase additional Securities in an aggregate principal amount of up to $30,000,000, up to $230,000,000) upon a Company Order without any further action by the Company.
          The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Company may, without the consent of the Holders of Securities, issue additional Securities (the “Additional Securities”) from time to time in the future with the same terms and the same CUSIP number as the Securities originally issued under this Indenture (the “Initial Securities”) in an unlimited aggregate principal amount, provided that such Additional Securities must be part of the same issue as the Initial Securities for United States federal income tax purposes. The Initial Securities and any such Additional Securities will be treated as a single class of debt securities for all purposes under this Indenture, and in circumstances in which this Indenture provides for the Holders of Securities to vote or take any action, the Holders of Initial Securities and the Holders of any such Additional Securities will vote or take that action as a single class on all matters with respect to the Securities.
          C. Section 2.06 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 2.06. Transfer and Exchange. Subject to Section 2.14 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).
          Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.14 and this Section 2.06. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
          Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
          Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
          D. Section 2.08 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 2.08. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to the Trustee for cancellation pursuant to Section 2.11 and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.
          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date, as defined below, or a Fundamental Change Repurchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.
          If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.
          E. Article II of the Base Indenture is hereby amended to include new Sections 2.13, 2.14, 2.15, 2.16 and 2.17 as set forth below:
          Section 2.13. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or the payment of any Redemption Price, Repurchase Price, as defined below, or Fundamental Change Repurchase Price in respect thereof, and accrued but unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          Section 2.14. Global Securities.
          (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.14.
          (b) The provisions of clauses (i) through (vi) below shall apply only to Global Securities:
              (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (y) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (x) or (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form, without interest coupons.
     (v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any security.
     (vi) With respect to any Global Security, the Company, the Registrar and the Trustee shall be entitled to treat the Person in whose name such Global Security is registered as the absolute owner of such Security for all purposes of this Indenture, and neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation to any Agent Members or other beneficial owners of the Securities represented by such Global Security. Without limiting the immediately preceding sentence, neither the Company, the Registrar nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Depositary or any other Person with respect to any ownership interest in any Global Security, (b) the delivery to any Person, other than a Holder, of any notice with respect to the Securities represented by a Global Security, including any notice of redemption or refunding, (c) the selection of the particular Securities or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Securities outstanding or (d) the payment to any Person, other than a Holder, of any amount with respect to the principal of, the Redemption Price, Repurchase Price or interest with respect to any Global Security.
          Section 2.15. CUSIP Numbers. Subject to Section 2.02, the Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
          Section 2.16. Ranking. The Securities shall be senior unsecured obligations of the Company and shall rank equally in right of payment with all existing and future senior indebtedness of the Company. The Securities shall be senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the Securities.
          Section 2.17. Company Determination Final. The Company will be responsible for making all calculations required under the Securities, unless otherwise set forth in this Indenture. Such calculations include, but are not limited to, determinations of the last reported Common Stock Price, the Conversion Settlement Averaging Period, the Daily VWAP, the Daily Conversion Value, if applicable, the Settlement Amount, the Conversion Rate and the amount of accrued interest payable on the Securities. The Company shall make all such calculations in good faith, and, absent manifest error, such calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to the Trustee and the Conversion Agent, and the Trustee and the Conversion Agent are entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the request of such Holder.
ARTICLE III
REDEMPTION
     Article III shall be amended as set forth below.
          A. Section 3.01 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 3.01. Right To Redeem; Notices To Trustee.
          (a) Optional Redemption. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities and at the Redemption Price specified in paragraph 5 of the Securities, together with accrued but unpaid interest, thereon up to but not including the Redemption Date; provided that if the Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.
          (b) Notice to Trustee. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least 30 days but not more than 60 days before the Redemption Date.
          B. Section 3.02 of the Base Indenture is hereby amended to include at the end of such Section 3.02 new paragraphs as set forth below:
          Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
          C. Section 3.03 is hereby amended to delete clauses (a) through (j) and replace them in their entireties with the clauses set forth below:

          (a) the Redemption Date;
          (b) the Redemption Price and, to the extent known at the time of such notice, the amount of interest, payable on the Redemption Date;
          (c) the current Conversion Rate and Conversion Price;
          (d) the name and address of the Paying Agent and Conversion Agent;
          (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;
          (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;
          (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, including any accrued but unpaid interest;
          (h) if fewer than all the outstanding Securities are to be redeemed, the principal amounts of the particular Securities to be redeemed;
          (i) that, unless the Company defaults in making such payment, interest on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and
          (j) the CUSIP number of the Securities.
          D. The last paragraph of Section 3.03 of the Base Indenture is hereby deleted and replaced it in its entirety with a new paragraph as set forth below:
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company makes such request at least five days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.
          E. Article III of the Base Indenture is hereby amended to include a new Section 3.07 as set forth below:
          Section 3.07. Sinking Fund. There shall be no sinking fund provided for in the Securities.
ARTICLE IV
COVENANTS
     Article IV shall be amended as set forth below.
          A. The first paragraph of Section 4.01 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m. (New York City time), on the dates required pursuant to Section 2.04 hereof. Interest installments, principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m. (New York

City time) on such date (in the case of a Repurchase Price or Fundamental Change Repurchase Price, on or prior to the Repurchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.
          B. Section 4.02 of the Base Indenture is hereby amended to (i) change “The Company shall deliver to the Trustee within 15 days after it files them with the SEC” to “The Company shall file with the Trustee within 30 days after it is required to file them with the SEC,” and (ii) include a sentence at the end of that Section 4.02 as set forth below:
          The filing by the Company of such documents with the SEC pursuant to the EDGAR system shall be deemed to satisfy the obligation of the Company under this Section 4.02 to file such documents with the Trustee.
          C. Section 4.03 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not the signatories to such Officers’ Certificate know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatories do know of any such Default or Event of Default, then such Officers’ Certificate shall describe the Default or Event of Default and its status.
               In addition, the Company shall deliver an Officers’ Certificate to the Trustee, promptly upon an Officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.
          D. Article IV of the Base Indenture is hereby amended to include new Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 as set forth below:
          Section 4.07. Further Instruments and Acts. Upon request of the Trustee as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          Section 4.08. Maintenance of Office or Agency. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee’s office located at The Bank of New York, 101 Barclay Street — 4E, New York, NY 10286 shall initially be such office for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.
          Section 4.09. Existence. Except as permitted under Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by Articles of Incorporation, Bylaws and statute) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.
          Section 4.10. Maintenance of Properties. The Company shall cause all of its material properties used or useful in the conduct of its business or the business or any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.
          Section 4.11. Insurance. The Company shall cause each of its and its Subsidiaries’ insurable properties to be insured against loss or damage with insurers of recognized responsibility in such amounts, if any, as deemed appropriate in the judgment of the Board of Directors.
          Section 4.12. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.
ARTICLE V
SUCCESSORS
     Article V shall be amended as set forth below.
          A. Sections 5.01 and 5.02 of the Base Indenture are hereby deleted and replaced in their entireties as set forth below:
          Section 5.01. When the Company May Merge or Transfer Assets. The Company may, without the consent of the Holders of any Securities, consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, if:
     (i) (1) the Company is the resulting or surviving corporation or (2) the successor, transferee or lessee (if other than the Company) (a) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (b) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; and
     (ii) immediately after giving effect to such transaction, no Event of Default and no event that, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and
     (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied; and
     (iv) except as provided above, the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person.
          For purposes of the foregoing, upon any consolidation, merger or any conveyance, transfer or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute the properties and assets of the Company substantially as an entirety shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety. The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and (except in the case of a lease) be substituted for, exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of the properties and assets of the Company substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.
ARTICLE VI
DEFAULTS AND REMEDIES
     Article VI shall be amended as set forth below.
          A. Sections 6.01 and 6.02 of the Base Indenture are hereby deleted and replaced in their entireties as set forth below:
          Section 6.01. Events of Default. Subject to the provisions set forth below in this Section 6.01, each of the following events is an “Event of Default”:
          (a) the failure to pay interest on any Securities when the same becomes due and payable and such Default continues for a period of 30 days;
          (b) the failure to pay the principal of any Securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to repurchase the Securities at the option of Holders pursuant to a Fundamental Change or the failure to repurchase the Securities at the option of the Holders on March 15, 2013, 2015, 2018 or 2023);
          (c) the failure to pay the Principal Portion in cash and the excess, if any, of the Conversion Value over the Principal Portion in cash, shares of Common Stock or a combination thereof, owing upon conversion of the Securities (including Additional Shares) within 10 Business Days of the time period required by this Indenture;
          (d) the failure to provide a Fundamental Change Notice in accordance with the terms of Section 12.02(b) hereof;
          (e) the failure to observe or perform or a breach of any other covenant or agreement contained in this Indenture that continues for a period of 60 days after the Company receives written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a Default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
          (f) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness after a default thereunder, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or that has been accelerated, aggregates $25.0 million or more at any time;
          (g) one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;
          (h) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:
               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;
               (iv) makes a general assignment for the benefit of its creditors; or
               (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or
          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;
               (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties;        or
               (iii) orders the liquidation of the Company or any Significant Subsidiary of Company;
               (iv) and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
          The Events of Default described in clauses (f), (g), (h) and (i) above with respect to a Subsidiary shall not apply if such Person was not a Subsidiary at the time such event or condition occurred unless, in the case of clause (f) or (g) above, the Company or another Subsidiary thereof assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such Person.
          Section 6.02. Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee may, and at the request of the Holders of at least 25% in principal amount of outstanding Securities shall, declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company. Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.” Upon the giving of such notice, the principal of and accrued but unpaid interest on all Securities shall become immediately due and payable. If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs and is continuing with respect to Company, then all unpaid obligations for principal, premium, if any, and accrued but unpaid interest on all of the outstanding Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (b) Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders for an Event of Default relating any obligations that the Company may have or is deemed to have pursuant to Section 4.02 of this Indenture or Section 314(a)(1) of the Trust Indenture Act, shall for the first 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive additional interest on the Securities at a rate equal to 0.25% per annum of the principal amount of the Securities (the “Additional Interest”). If the Company elects to pay the Additional Interest as the sole remedy for such Event of Default, the Company shall notify the Holders and the Trustee and Paying Agent of such election prior to the first Business Day following the date on which such Event of Default occurs. Upon the Company’s failure to give such notice or to pay the Additional Interest when due, the Securities shall be subject to acceleration as provided in clause (a) above. On the 121st calendar day after such Event of Default occurs, if such Event of Default is not cured or waived prior to such 121st calendar day, the Securities shall be subject to acceleration as provided in clause (a) above. In the event the Company does not elect to pay the Additional Interest upon any such Event of Default in accordance with this clause (b), the Securities shall be subject to acceleration as provided in clause (a) above.

          (c) Notwithstanding the foregoing paragraph, if an Event of Default occurs under any series of the Company’s debt securities (other than the Securities) issued subsequent to the Issue Date resulting from the Company’s failure to comply with obligations similar to those contained in Section 4.02 or the requirements of Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in the foregoing paragraph, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in clause (a) above.
          (d) At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration and (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid. No such rescission shall affect any subsequent Default or impair any rights arising from a subsequent Default.
          B. Section 6.04 is hereby amended to include at the end of such Section 6.04 the following:
          This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          C. Section 6.05 is hereby amended to include at the end of such Section 6.05 the following:
          This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          D. Section 6.06 of the Base Indenture is hereby amended to delete the last paragraph of such Section 6.06.
          E. Section 6.10 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
          SECOND: to Holders for amounts due and unpaid on the Securities and for any accrued but unpaid interest amounts due in respect of the Securities, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
          THIRD: the balance, if any, to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
          F. Section 6.11 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE VII
TRUSTEE
     Article VII shall be amended as set forth below.
          A. Section 7.02 is hereby amended to include new clauses (e) through (k) as set forth below:
          (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
          (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          B. Section 7.06 of the Base Indenture is hereby amended to: (i) change the information in the second paragraph “(which shall be October 31 of each year)” to “(which shall be May 15 of each year)” and (ii) delete the third paragraph and replace it in its entirety as set forth below:
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC by the Company and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange or any delisting thereof.
          C. Section 7.07 of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee’s agents and counsel.

          The Company shall fully indemnify the Trustee and its officers, directors, agents and employees against any loss, claim, damage, expense or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim of which a Corporate Trust Officer has received written notice for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          The Company need not reimburse any expense or indemnify against any loss or liability determined to have been caused by the Trustee through its own negligence or willful misconduct.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) and (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or other similar law.
          The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
          E. The last paragraph of Section 7.08 of the Base Indenture is hereby amended to delete the fourth sentence and replace it in its entirety as set forth below:
          The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in this Section 7.07.
ARTICLE VIII
DISCHARGE OF INDENTURE
     Article VIII shall be amended as set forth below.
          A. Sections 8.01 through 8.04 of the Base Indenture are hereby deleted in their entireties and all references thereto contained elsewhere in the Indenture shall also be deemed to be deleted in their entireties.
          B. Article VIII of the Base Indenture is hereby amended to include new Sections 8.01 and 8.02 as set forth below:
          Section 8.01 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and shares of Common Stock, if any, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers’ Certificate and Opinion of Counsel.
          Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount and any shares of Common Stock with respect to the Securities that remain unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money or shares of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or shares of Common Stock for that period commencing after the return thereof.
ARTICLE IX
AMENDMENTS
     Article IX shall be amended as set forth below.
          A. Article IX is hereby deleted and replaced in its entirety as set forth below:
          Section 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:
          (a) to cure any ambiguity, omission, defect or inconsistency;
          (b) to make any other change that does not adversely affect in any material respect the rights of any Securityholder;
          (c) to make provisions with respect to the conversion rights of the Holders pursuant to the requirements of Section 10.08(d) and Section 10.01;
          (d) to evidence the assumption of the obligations of the Company by a successor Person under this Indenture and the Securities;
          (e) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture or any supplemental indenture under the TIA;
          (f) to add covenants or Events of Default for the benefit of the Holders;
          (g) to evidence acceptance of appointment by a successor Trustee;
          (h) to surrender any of the Company’s rights or powers under this Indenture (including, without limitation, its right to pay part of the Repurchase Price of the Securities with shares of Common Stock as provided for in this Indenture occurring on a date after the date of such amendment);
          (i) to add guarantees with respect to the Securities or to secure the Securities; or
          (j) to conform this Indenture and the form or terms of the Securities in Exhibit A to the section “Description of the Notes” as set forth in the Prospectus Supplement, dated March 13, 2008.
          Section 9.02. With Consent of Holders.
          The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. The Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and may waive any past Default under this Indenture and its consequences, except a Default in the payment of amounts due in respect of any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
          Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
          (a) change the Stated Maturity of the principal of, or any payment date of any installment of interest, if any, on, any Security;

          (b) reduce the principal amount or Redemption Price of, or the rate of interest, on, any Security, whether upon acceleration, redemption or otherwise;
          (c) change the currency in which the principal of any Security, or interest, is payable or adversely affect the price or ratio at which Common Stock may be substituted for currency in connection with any payments made;
          (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security when due;
          (e) adversely affect in any material respect the conversion rights provided in Article X;
          (f) modify in any material respect the provisions of this Indenture requiring the Company to make an offer to repurchase Securities;
          (g) reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;
          (h) waive a Default in the payment of any amount or shares of Common Stock with respect to any Security when due; or
          (i) make any changes in Section 6.04, Section 6.07 or this Section 9.02.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.
          Section 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.
          Section 9.04 Revocation and Effect of Consents. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, unless otherwise agreed in writing by such Holder or a predecessor Holder any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.
          Section 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
          Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not, in the sole determination of the Trustee, adversely affect the rights, duties, powers, privileges, benefits, indemnities, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE X
CONVERSION
     Article X of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 10.01. Conversion Privilege. A Holder of Securities may convert such Securities, in whole or in part, (x) during the three-month periods prior to each of March 15, 2013, March 15, 2015, March 15, 2018, March 15, 2023 and March 15, 2028 (beginning on the same date in the third month preceding such date), ending on the close of business on the Business Day immediately prior to each such date and (y) other than during the three-month periods, only in the circumstances and to the extent specified in clauses (a) through (f) below:
          (a) during any calendar quarter (a “Quarter”) commencing after the original issuance of the Securities, if the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter in which the conversion occurs (appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 130% of the Conversion Price in effect on such last Trading Day;
          (b) the Security has been called for redemption by the Company pursuant to Section 3.01 hereof, at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date for such Securities;
          (c) the conversion of such Security occurs during the five consecutive Trading Day period immediately after any period of five consecutive Trading Days in which the Security Trading Price for each Trading Day in such period was less than 95% of the product of the Common Stock Price on such Trading Day multiplied by the Conversion Rate in respect of the Securities on each such Trading Day;
          (d) at any time after the Company gives notice to Holders of Securities (with a copy to the Trustee and the Conversion Agent) of any election by it to distribute to all, or substantially all, holders of Common Stock:
     (A) any rights, warrants or options entitling such holders of the Common Stock to subscribe for or purchase, for a period expiring within 60 days of the date of distribution, shares of Common Stock at an exercise price less than the current Common Stock Price on the date such distribution is announced, or
     (B) any assets (including cash), debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Common Stock Price on the Trading Day preceding the date such distribution is announced, in each case, until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place, provided that no Holder may exercise this right to convert if such Holder may participate in the distribution without conversion;
          (e) if the Company is party to a consolidation, merger, binding share exchange, combination, or a conveyance, transfer, sale, lease or other disposition of all or substantially all of its assets or other similar transaction that does not also constitute a Fundamental Change (if such transaction also constitutes a Fundamental Change, in lieu of the conversion rights described in this clause (e), Holders shall have the conversion right described in clause (f) below), in each case pursuant to which the shares of Common Stock would be converted into cash, securities or other property or assets at any time from and after the date that is 25 Trading Days prior to the date of the anticipated effective date of such transaction until and including the date that is 15 days after the actual effective date of such transaction; provided, however, that if such conversion occurs on or after the effective date of such transaction, the Holder shall receive on conversion the consideration determined in accordance with Section 10.08(d); or
          (f) if a Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Securities as described in Article XII, at any time from or after the date that is 20 Trading Days prior to the anticipated effective date of the Fundamental Change until the close of trading on the second scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date.
          In the case of the foregoing clause (a), if as a result of the Common Stock Price the Securities are convertible pursuant to such clause the Company shall promptly notify the Trustee, the Conversion Agent and the Holders.
          In the case of the foregoing clause (c), the Trustee shall have no obligation to determine the Security Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Security Trading Price would be less than 95% of the product of the Common Stock Price on such Trading Day multiplied by the Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee to determine the Security Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Security Trading Price is greater than or equal to 95% of the product of the Common Stock Price on such Trading Day multiplied by the Conversion Rate; provided that the Trustee shall be under no duty or obligation to make the calculations described in the foregoing clause (c) or to determine whether the Securities are convertible pursuant to such section. The Company shall make the calculations described in the foregoing clause (c), using the Security Trading Price provided by the Trustee.
          The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of and rely upon the Company in connection with the Trustee’s duties and obligations pursuant to the foregoing clause (c) (including without limitation the calculation or determination of the Security Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under the foregoing clause (c).
          In the case of the foregoing clause (d), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, at least 20 Trading Days prior to the Ex-Dividend Date for such distribution.
          In the case of the foregoing clause (f), to the extent practicable, the Company shall notify Holders of the Securities of the anticipated effective date of the Fundamental Change not less than 25 Trading Days prior to the anticipated effective date. In the case of a transaction described in clause (e), to the extent applicable, the Company shall notify Holders of Securities and the Trustee at least 25 Trading Days prior to the anticipated effective date of such transaction.
          Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          If a Security is called for redemption pursuant to Article III, the right to convert such Security shall terminate at the close of business on the second Business Day before the Redemption Date for such Security.
          Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 12.01(a)(i) or a Fundamental Change Repurchase Notice pursuant to Section 12.02(c) exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m. (New York City time) on the second Business Day before the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, in accordance with Section 12.03.

          10.02. Conversion Consideration.
          (a) Subject to the qualifications and the satisfaction of the conditions and during the periods described in Section 10.01, Holders shall be entitled to convert their Securities in denominations of $1,000 principal amount or integral multiples thereof based upon a conversion rate of 176.0254 shares of Common Stock per $1,000 principal amount of Securities, which will be subject to adjustments as described in Section 10.07, but will not be adjusted for accrued interest (the “Conversion Rate”). The “Conversion Price” at any given time is equal to the $1,000 principal amount of a Security divided by the Conversion Rate and initially shall be approximately $5.68 per share. Upon conversion, the Company shall pay an amount in cash equal to the Principal Portion of the Securities tendered for conversion and the excess, if any, of the Conversion Value over the Principal Portion in cash, shares of Common Stock or a combination thereof, at the Company’s election.
          (b) Except as described in clause (b)(iv) of this Section 10.02, if the Company receives any Conversion Notice on or prior to the date that is 22 scheduled Trading Days immediately preceding the Stated Maturity (the “Final Notice Date”), the following procedures shall apply:
     (i) If the Company elects to satisfy all or any portion of its conversion obligation in excess of the Principal Portion in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Value or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date. A Conversion Notice shall be irrevocable.
     (ii) Settlement of the Company’s conversion obligation with respect to any Securities tendered for conversion (whether in cash, shares or a combination thereof) shall occur on the third Business Day following the expiration of the Conversion Settlement Averaging Period.
     (iii) Notwithstanding the foregoing clauses (i) and (ii), if a Holder surrenders a Security for conversion in connection with a Qualifying Fundamental Change, the Company shall deliver any related additional conversion consideration after the corresponding QFC Effective Date even if the settlement date in respect of the other conversion consideration occurs earlier and, as a result, the total conversion consideration may be delivered in two payments rather than one.
     (iv) With respect to Conversion Notices that the Company receives after the Final Notice Date or after the Company has issued a notice of redemption and prior to the Redemption Date:
     (A) if the Company elects to satisfy the excess of the Conversion Value over the Principal Portion in cash with respect to such conversions, the Company shall not send individual notices informing Holders of such election as described in clause (b)(i) of this Section 10.02, but rather the Company shall send a single notice to Holders (which may be included in the notice of redemption, if applicable) indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) as soon as practicable;
     (B) the Settlement Amounts shall be computed and settlement dates shall be determined in the same manner as set forth in this Section 10.02; and
     (C) Conversion Notices shall be irrevocable.
     (v) Upon conversion of any Securities, the Settlement Amounts to be delivered to the surrendering Holders will be computed as follows:
     (A) If the Company elects to satisfy its entire conversion obligation in cash, for each $1,000 principal amount of Securities surrendered for conversion, the Company shall deliver cash in an amount equal to the Conversion Value.

     (B) Unless the Company elects settlement in cash as described in clause (b)(i) of this Section 10.02, the Company shall deliver to Holders, for each $1,000 principal amount of Securities surrendered for conversion: (1) cash in any amount the Company shall specify equal to or greater than $1,000 (the “Specified Cash Amount”), provided that if the Specified Cash Amount exceeds the Conversion Value, then the Company shall settle its conversion obligation entirely in cash so that the cash paid shall equal the Conversion Value as in clause (A) above; and (2) a number of shares of Common Stock equal to the greater of (i) zero and (ii) the sum of the excess, if any, for each of the 20 Trading Days in the Conversion Settlement Averaging Period of (a) the Daily Share Amount, less (b) the number of shares of Common Stock equal to the quotient of (x) one-twentieth (1/20th) of the Specified Cash Amount divided by (y) the Daily VWAP of the Common Stock on such Trading Day.
          The “Settlement Amount” is, upon the surrender of any Securities for conversion in accordance with the terms hereof, the amount of cash and/or shares of Common Stock the Company is required to deliver to the surrendering Holder, through the Conversion Agent, pursuant to subclause (A) or (B) of this Section 10.02(b)(v), as applicable.
          The “Conversion Value” means, for each $1,000 principal amount of Securities surrendered for conversion, the sum of the Daily Conversion Values for each of the 20 Trading Days of the Conversion Settlement Averaging Period.
          The “Conversion Settlement Averaging Period” means, with respect to any Securities surrendered for conversion, the 20-consecutive-Trading-Day period beginning (x) on the Redemption Date, if prior to the relevant Conversion Date the Company has called for redemption the Securities that are being converted, (y) on the 20th Trading Day immediately preceding the Stated Maturity for Securities that are converted during the period beginning on the 22nd Trading Day prior to the Stated Maturity, and (z) in all other instances, on the Trading Day after the second Business Day following the Conversion Date.
          The “Daily Conversion Value” means, for each Trading Day during the Conversion Settlement Averaging Period, for each $1,000 aggregate principal amount of Securities, one-twentieth (1/20th) of the product of (x) the Conversion Rate and (y) the Daily VWAP of the Common Stock on such Trading Day.
          The “Daily VWAP” per share of Common Stock (or any security that is part of the reference property into which the Common Stock has been converted, if applicable) on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Common Stock (or other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg Page CDE <equity> (or the applicable page of any successor service or the Bloomberg Page for any security that is part of the reference property into which the Common Stock has been converted, if applicable) or if such volume weighted average price is not available (or the reference property in question is not a security), the volume weighted average price of the shares of Common Stock, or other reference property, shall be the market value per share of the Common Stock, or such other reference property, on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, using a volume-weighted method. The Daily VWAP shall be determined without regard to after hours trading or any other trading outside of the regular trading hours.
          The “Daily Share Amount” means, for each of the 20 consecutive Trading Days during the Conversion Settlement Averaging Period, for each $1,000 aggregate principal amount of Securities surrendered for conversion, the number of shares of Common Stock equal to one-twentieth (1/20th) of the Conversion Rate on such Trading Day.
          “Principal Portion” of each $1,000 aggregate principal amount of Securities means, for each Trading Day during the Conversion Settlement Averaging Period, an amount in cash equal to the lesser of (i) $50 and (ii) the Daily Conversion Value relating to such Trading Day.
          (c) To the extent a portion of the Company’s conversion obligation is settled in shares of Common Stock, no fractional shares will be issued upon conversion; in lieu thereof, a Holder that would otherwise be entitled to fractional shares of Common Stock will receive a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the Daily VWAP of the Common Stock on the Conversion Date. The cash and any shares of Common Stock (including cash in lieu of fractional shares) deliverable upon conversion of the Securities will be delivered through the Conversion Agent, or, with respect to the shares of Common Stock, through the Company Stock Registrar at the direction of the Conversion Agent or the Company.
          (d) If a Holder tenders Securities for conversion (and if applicable, the Daily Conversion Value is being determined) at a time when the Securities are convertible into other property in addition to or in lieu of Common Stock, the settlement amount will be determined based on the kind and amount of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate at such time would have owned or been entitled to receive in such transaction (and, if applicable, the value thereof for each applicable Trading Day during the Conversion Settlement Averaging Period).
          Section 10.03. Conversion Procedures. (a) To convert a Security, a Holder shall (i) complete and manually sign the Conversion Notices or a facsimile of the Conversion Notices, a form of which is on the back of the Security or may be obtained from the Conversion Agent (the “Conversion Notice”), and deliver such Conversion Notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (iv) pay all transfer or similar taxes required to be paid by such Holder pursuant to Section 10.05 and (v) if required pursuant to paragraphs 1 and 2 of the Securities, pay funds equal to interest payable on the next interest payment date. If a Person’s interest is a beneficial interest in a Global Security, to convert, such Person shall comply with requirements (i), (iii), (iv) and (v) above and comply with the Depositary’s procedures for converting a beneficial interest into a Global Security. The date a Holder complies with all of the applicable requirements is the “Conversion Date,” provided that if such Holder complies with such requirements after 11:00 a.m. (New York City time) on such date then the Conversion Date shall be the next succeeding Business Day.
          (b) Securities shall be deemed to have been converted immediately prior to the close of business on the Conversion Date.
          (c) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in Section 10.07 (a), (b), (c) and (d) below. Upon conversion of a Security, a Holder will not receive any cash payment of interest unless such conversion occurs between a record date and the interest payment date to which that record date relates. The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.
          (d) Securities surrendered for conversion by a Holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that shall be payable on the Securities; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the next interest payment date, (ii) with respect to any Securities surrendered for conversion following the record date for the payment of interest immediately preceding the Stated Maturity, (iii) if the Company has specified a Redemption Date that is after a record date and on or prior to the corresponding interest payment date, or (iv) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
          (e) If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.
          (f) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security or Securities in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.
          (g) Delivery of the Principal Portion in cash and the excess, if any, of the Conversion Value over the Principal Portion in cash, shares of Common Stock or a combination thereof, at the Company’s election, upon conversion of a Security in accordance with the terms of the Securities shall be deemed to satisfy the Company’s obligations with respect to such Security.
          Section 10.04. Adjustments Below Par Value. Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.
          Section 10.05. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
          Section 10.06. Company to Provide Stock.
          The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
          The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.
          The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.
          Section 10.07. Adjustments. The Conversion Rate shall be subject to adjustment, without duplication, upon the occurrence of any of the following events:
          (a) If, after the Issue Date of the Securities, the Company:
          (i) pays a dividend or makes another distribution payable in shares of Common Stock on the Common Stock;
          (ii) subdivides the outstanding shares of Common Stock into a greater number of shares; or
          (iii) combines the outstanding shares of Common Stock into a smaller number of shares;
then the Conversion Rate in effect immediately prior to such action shall be adjusted based on the following formula:
where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 =	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date; and

OS1 =	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date, but after giving effect to such dividend, distribution, share split or share combination
          If any dividend or distribution described in this clause (a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (b) If, after the Issue Date of the Securities, the Company distributes to all, or substantially all, holders of the Common Stock any rights, warrants or options entitling them, for a period of not more than 60 days after the date of issuance thereof to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Common Stock Prices of the Common Stock for each Trading Day in the ten-consecutive-Trading-Day period ending on the Trading Day immediately preceding the time of announcement of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:
where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 =	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X =	the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Common Stock Prices for each Trading Day in the ten-consecutive-Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.
          For purposes of this clause (b), in determining whether any rights, warrants or options entitle the holders thereof to subscribe for or purchase the Common Stock at less than the average of the Common Stock Prices for each Trading Day in the applicable ten-consecutive-Trading Day period, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
          If any right, warrant or option described in this clause (b) is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

          (c) If, after the Issue Date of the Securities, the Company distributes to all, or substantially all, holders of the Common Stock shares of Capital Stock, evidences of indebtedness or other assets or property, excluding:
     (D) dividends, distributions, rights, warrants or options referred to in clause (a) or clause (b) above;
     (E) dividends or distributions paid exclusively in cash; and
     (F) Spin-Offs described below in this clause (c),
then the Conversion Rate shall be adjusted based on the following formula:
where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 =	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 =	the average of the Common Stock Prices for each Trading Day in the ten-consecutive-Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this clause (c), where there has been a payment of a dividend or other distribution to all, or substantially all, holders of shares of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off shall be adjusted based on the following formula:
where

CR0 =	The Conversion Rate in effect immediately prior to the effective date of the Spin-Off;

CR1 =	The new Conversion Rate after the Spin-Off;

FMV0 =	the average of the Common Stock Prices of Capital Stock or similar equity interest (substituting for this purpose such Capital Stock or other similar equity interest for Common Stock in the definition of Common Stock Price) distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Days after, and including, the effective date of the Spin-Off; and

MP0 =	the average of the Common Stock Prices over the ten consecutive Trading Days after, and including, the effective date of the Spin-Off.

          An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days following, and including, the effective date of any Spin-Off, references within this clause (c) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Conversion Rate.
          If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (d) If, after the Issue Date of the Securities, the Company makes any cash dividend or distribution to all, or substantially all, holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR1 =	the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Common Stock Prices for each Trading Day in the ten-consecutive-Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company dividends or distributes to holders of its Common Stock.
          If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) If, after the Issue Date of the Securities, the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Common Stock Price on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted based on the following formula:
where

CR0 =	the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 =	the new Conversion Rate in effect after such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	the average of the Common Stock Prices for each Trading Day in the ten-consecutive-Trading-Day period commencing on the Trading Day following the date such tender or exchange offer expires.
          The adjustment to the Conversion Rate under this clause (e) will occur on the 10th Trading Day from, and including, the Trading Day following the date such tender or exchange offer expires; provided that in respect of any conversion within ten Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.
          Section 10.08. Additional Adjustments. (a) The Company may, in its sole discretion, increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes.
          (b) The Company may, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interests. If the Board of Directors makes such determination, it shall be conclusive. The Company shall give Holders of the Securities at least 15 days’ prior notice of such an increase in the Conversion Rate.
          (c) Upon any conversion of the Securities into cash and shares of Common Stock, a Holder will receive, in addition to the Common Stock, the rights under the Company’s Rights Agreement dated as of May 11, 1999 (the “Stockholder Rights Plan”) and any subsequent similar rights plan, unless, prior to any conversion, the rights provided for in the Company’s Rights Agreement or any subsequent similar rights plan, have separated from the Common Stock in accordance with the provisions of the Stockholder Rights Plan so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, in which case the Conversion Price will be adjusted as provided in Section 10.07(c) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend the Stockholder Rights Plan to provide that upon conversion of the Securities, the Holders will receive, in addition to cash and shares of Common Stock issuable upon such conversion, the rights that would have attached to such shares of Common Stock if the rights had not become separated from the Common Stock under the Stockholder Rights Plan. A further adjustment shall occur as described in Section 10.07(c), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          (d) Following:
     (i) any reclassification of the Common Stock;
     (ii) a consolidation, merger, binding share exchange or combination involving the Company; or
     (iii) a conveyance, transfer, sale, lease or other disposition to another Person or entity of all or substantially all of the Company’s assets;

          in which holders of the outstanding Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock, the Settlement Amount in respect of the Company’s conversion obligation shall be computed as set forth in Section 10.02 above, based on the kind and amount of shares of stock, securities, or other property or assets (including cash or any combination thereof) that holders of the Common Stock are entitled to receive in respect of each share of Common Stock in such transaction; provided, however, that Holders shall receive:
          (i) cash up to the Principal Portion of the Securities tendered for conversion; and
          (ii) in lieu of the shares of Common Stock, if any, that would have otherwise been deliverable, the same type (in the same proportions) of consideration received by holders of shares of Common Stock in the relevant event (the “Reference Property”).
          If holders of the Common Stock are entitled to elect the form of consideration to be received for their Common Stock in any transaction described in this clause (d), the Company shall make adequate provision whereby the Holders, treated as a single class, shall have the opportunity, on a timely basis, to determine the composition of the Reference Property that shall replace any shares of Common Stock that would otherwise be delivered upon conversion of the Securities. The Reference Property shall be based on the weighted average of elections made by Holders of the Securities who participate in such determination and shall be subject to any limitations applicable to all of the holders of the Common Stock (such as pro rata reductions made to any portion of the consideration payable). If no Holders participate in such election, then the kind of consideration for their Securities shall be based on the weighted average of the kind and amount of consideration received by the holders of the Common Stock that affirmatively make such an election. The determination of the Reference Property shall apply to all of the Securities and the Company shall notify the Trustee of the composition of the Reference Property promptly after it is determined.
          (e) All calculations under this Article X shall be made to the nearest cent or the nearest 1/10,000th of a share, as the case may be.
          (f) The Company shall not take any action that would result in an adjustment pursuant to this Article X without complying with the shareholder approval rules of The New York Stock Exchange or any stock exchange on which the Common Stock is listed at the relevant time.
          Section 10.09. When No Adjustment Required. No adjustment to the Conversion Rate shall be made:
          (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
          (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or any future ordinary course employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
          (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not outstanding as of the date the Securities were first issued (unless explicitly otherwise provided in this Article X);
          (d) for a change in the par value of the shares of Common Stock; or
          (e) for accrued and unpaid interest.
          Section 10.10. No Adjustment. Notwithstanding anything in the foregoing provisions of this Article X to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1.0% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1.0% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, upon any conversion of the Securities.

          Notwithstanding the foregoing, the Company shall not make any adjustment if Holders may participate in the transaction as a result of holding the Securities, without having to convert their Securities, as if they held the full number of shares of Common Stock underlying their Securities.
          Section 10.11. Adjustment to Conversion Rate upon Qualifying Fundamental Change Transactions. If, after the Issue Date of the Securities, the QFC Effective Date of a Qualifying Fundamental Change occurs at any time while the Securities are outstanding and any Securities are surrendered for conversion in connection with such transaction, the Company shall increase the Conversion Rate by a number of additional shares of Common Stock (the “Additional Shares”) determined pursuant to this Section 10.11. A “Qualifying Fundamental Change” means either (i) the occurrence of any event or transaction described in clauses (a) or (c) of the definition of Change in Control or (ii) any Termination of Trading; provided, however, that a consolidation, merger, sale, lease, exchange or other transaction otherwise constituting a Fundamental Change shall not constitute a Qualifying Fundamental Change if at least 90% of the consideration paid for the Common Stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock (or depository receipts or other certificates representing common equity interests) traded on a U.S. national or regional securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Securities become convertible into cash and/or shares of such common stock (or depository receipts or other certificates representing common equity interests).
          A conversion of the Securities will be deemed for these purposes to be “in connection with” a Qualifying Fundamental Change transaction if the related Conversion Notices is received by the Conversion Agent during the period described in Section 10.01(f).
          The Company shall notify Holders, the Trustee and the Conversion Agent of the anticipated QFC Effective Date of such Qualifying Fundamental Change and issue a press release as soon as practicable after it first determines the anticipated QFC Effective Date of such Qualifying Fundamental Change.
          The number of Additional Shares by which the Conversion Rate will be increased for conversions in connection with a Qualifying Fundamental Change transaction shall be determined by reference to the table below, based on the date on which the Qualifying Fundamental Change occurs or becomes effective (the “QFC Effective Date”), and (1) the price paid per share of the Common Stock in the Change in Control in the case of a Qualifying Fundamental Change described in the clause (a) of the definition of Change in Control, or (2) in the case of any other Qualifying Fundamental Change, the average of the last reported sale prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the QFC Effective Date of such other Qualifying Fundamental Change (in the case of either clause (1) or (2), the “Stock Price”). If holders of the Common Stock receive only cash in the case of a Qualifying Fundamental Change described in clause (a) of the definition of Change in Control, the Stock Price shall be the cash amount paid per share.
          As of any date upon which the Conversion Rate is adjusted pursuant to Sections 10.07, the Stock Prices set forth in the first row of the table below shall be adjusted such that the adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted pursuant to Sections 10.07. The number of Additional Shares in the table below shall be adjusted in the same manner as the Conversion Rate is adjusted pursuant to Sections 10.07. If the Stock Price is between two Stock Prices in the table or the QFC Effective Date is between two QFC Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two QFC Effective Dates, as applicable, based on a 365-day year. If the Stock Price is in excess of $20.00 per share (subject to adjustment as set forth herein), or if the Stock Price is less than $4.37 per share (subject to adjustment as set forth herein), there shall be no increase in the Conversion Rate.
          The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be added per $1,000 principal amount of Securities.

	Stock Price
Effective Date	$4.37	$4.50	$4.75	$5.00	$5.25	$5.50	$6.00	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00
March 18, 2008	52.80	50.71	45.32	40.62	36.50	32.87	26.81	18.14	12.42	8.52	5.80	1.96	0.36	0.00
March 15, 2009	52.80	52.80	47.70	42.62	38.19	34.29	27.82	18.62	12.63	8.59	5.79	1.91	0.33	0.00
March 15, 2010	52.80	52.80	49.73	44.24	39.45	35.27	28.36	18.67	12.45	8.34	5.53	1.73	0.25	0.00
March 15, 2011	52.80	52.80	50.81	44.87	39.73	35.26	27.96	17.91	11.65	7.59	4.90	1.37	0.12	0.00
March 15, 2012	52.80	52.80	49.85	43.50	38.07	33.41	25.92	15.95	9.98	6.26	3.87	0.89	0.01	0.00
March 15, 2013	52.80	51.17	44.27	38.39	33.36	29.03	22.09	12.95	7.63	4.44	2.49	0.31	0.00	0.00
March 15, 2014	52.80	48.23	40.37	33.77	28.22	23.58	16.41	7.85	3.65	1.58	0.55	0.00	0.00	0.00
March 15, 2015	52.80	46.17	34.48	23.95	14.43	5.77	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
          Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted pursuant to this Section 10.11 exceed 228.8329 shares per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.07(a) through (e).
          Because the Company cannot calculate and deliver the additional conversion consideration due as a result of an increase in the Conversion Rate resulting from a Qualifying Fundamental Change until after the QFC Effective Date has occurred, the Company shall not deliver such additional conversion consideration until after the QFC Effective Date even if the settlement date in respect of other conversion consideration occurs earlier. As a result, Holders may receive their Settlement Amount in two payments rather than one. The Company shall deliver the portion of the Settlement Amount that is payable on account of the increase in the Conversion Rate as soon as practicable, but in no event after the third Business Day after the later of: (i) the Conversion Date; (ii) the last Trading Day in the Conversion Settlement Averaging Period; and (iii) the QFC Effective Date.
          If any Holder surrenders a Security for conversion in connection with a Qualifying Fundamental Change that the Company has announced, but the Qualifying Fundamental Change is not consummated, then such Holder shall not be entitled to the increased Conversion Rate as described in this Section 10.11 in connection with such conversion.
          Section 10.12. Equivalent Adjustments. If, as a result of an adjustment made pursuant to Section 10.07 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.
          Section 10.13. Notice of Adjustment. Whenever the Conversion Rate is adjusted, or Holders become entitled to other securities, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.
          Section 10.14. Notice of Certain Transactions. In case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or
          (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or
          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.
          Section 10.15. Trustee’s Disclaimer.
          The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.13. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article X. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.15 as the Trustee.
          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed as a result of Section 10.08(d), but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company shall file with the Trustee.
          Section 10.16. Simultaneous Adjustments.
          In the event that this Article X requires adjustments to the Conversion Price under more than one of clauses (a), (b), (c) and (d) of Section 10.07, only one such adjustment shall be made by applying, first, the provisions of clause (a), second, the provisions of clause (b), third, the provisions of clause (d), and, fourth, the provisions of clause (c). If more than one event requiring adjustment pursuant to Section 10.07 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 10.07.
          Section 10.17. Successive Adjustments.
          After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.
          Section 10.18. Limitation on Adjustments.
          The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article X if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

ARTICLE XI
SUBORDINATION OF SECURITIES
          Article XI of the Base Indenture and all references thereto contained elsewhere in this Indenture are hereby deleted in their entireties. Article XI shall be amended to state:
[RESERVED]
ARTICLE XII
RIGHT TO REQUIRE REPURCHASE
     Article XII of the Base Indenture is hereby deleted and replaced in its entirety as set forth below:
          Section 12.01. Repurchase of Securities at Option of the Holder.
          (a) Securities shall be repurchased by the Company in accordance with the provisions of paragraph 6 of the Securities on March 15, 2013, March 15, 2015, March 15, 2018 and March 15, 2023 (each, a “Repurchase Date”) at a Repurchase Price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest, thereon, up to but not including the Repurchase Date. In lieu of paying the Repurchase Price in cash, the Company may elect to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock. If the Company elects to pay, in whole or in part, the Repurchase Price in shares of Common Stock, the shares of Common Stock shall be valued (the “Market Price”) at 97% of the average of the last reported sale prices of Common Stock for the 10 Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date, appropriately adjusted to take into account the occurrence during the period commencing on the first of the Trading Days during the 10 Trading Day period and ending on the Repurchase Date, of events that would result in an adjustment of the Conversion Rate with respect to the Common Stock.
          Repurchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Repurchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the last Business Day prior to such Repurchase Date stating:
                    (A) the certificate number of the Security which the Holder will deliver to be repurchased;
                    (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof;
                    (C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and
                    (D) in the event the Company elects, pursuant to the Repurchase Notice, to pay the Repurchase Price in shares of Common Stock, in whole or in part, but the Repurchase Price is ultimately to be paid to the Holder entirely in cash because any of the conditions to payment of the Repurchase Price or portion of the Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the last day prior to the Repurchase Date, whether the Holder elects: (a) to withdraw the Repurchase Notice as to some or all the Securities to which it relates, or (b) to receive cash in respect of the entire Repurchase Price for all Securities or portions of Securities subject to the Repurchase Notice; provided that if the Holder fails to indicate the Holder’s choice with respect to the election described in this clause (D), the Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Securities subject to the Repurchase Notice in the circumstances prompting such Repurchase Notice.

     (ii) delivery or book-entry transfer of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price, together with accrued but unpaid interest, shall be so paid pursuant to this Section 12.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice, as determined by the Company in its sole discretion.
          The Company shall repurchase from the Holder thereof, pursuant to this Section 12.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
          Any purchase by the Company contemplated pursuant to the provisions of this Section 12.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery or book-entry transfer of the Security.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 12.01(a) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the last Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 12.03.
          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
          (b) Repurchase Company Notice. In connection with any repurchase of Securities pursuant to Section 12.01, the Company shall give written notice of the Repurchase Date to the Holders and the Trustee (the “Repurchase Company Notice”). The Repurchase Company Notice shall be sent by first-class mail to the Trustee and to each Holder (at their addresses shown in the register of the registrar) not less than 20 Business Days prior to any Repurchase Date if the Company chooses to pay the Repurchase Price, in whole or in part, in Common Stock or a combination of cash and Common Stock, as the case may be. Each Repurchase Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:
     (i) whether the Company will pay the Repurchase Price in cash, in Common Stock, or any combination thereof and specifying the percentages of each;
     (ii) If the Company elects to pay, in whole or in part, with Common Stock, the method of calculating the price per share of the Common Stock;
     (iii) the Repurchase Price and Conversion Price;
     (iv) the name and address of the Paying Agent and the Conversion Agent;
     (v) that Securities as to which a Repurchase Notice has been given may be converted only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (vi) that Securities must be surrendered to the Paying Agent to collect payment of the Repurchase Price and accrued but unpaid interest;
     (vii) that the Repurchase Price for any Securities as to which a Repurchase Notice has been given and not withdrawn, shall be paid promptly following the later of the Repurchase Date and the time of surrender of such Securities;
     (viii) the procedures the Holder must follow under Section 12.01 or Section 12.02, as the case may be;

     (ix) briefly, the conversion rights of the Securities;
     (x) that, unless the Company defaults in making payment of such Repurchase Price, interest, on Securities covered by any Repurchase Notice will cease to accrue on and after the Repurchase Date;
     (ii) the CUSIP or ISIN number of the Securities; and
     (iii) the procedures for withdrawing a Repurchase Notice (as specified in Section 12.03).
          Simultaneously with the giving of such Repurchase Company Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information contained in the Repurchase Company Notice and publish such press release on the Company’s website or, alternatively, furnish or file such information on a current report on Form 8-K with the SEC.
          If the Company elects to pay the Repurchase Price, in whole or in part, in shares of Common Stock, the number of shares to be delivered by the Company shall be equal to the portion of the Repurchase Price to be paid in shares of Common Stock, as determined by the Company in the Repurchase Company Notice, divided by the Market Price of one share of Common Stock. The Company shall pay cash based on the Market Price for all fractional shares. The Company may only pay the Repurchase Price or portion of the Repurchase Price in shares of Common Stock if the Company complies with qualification and registration of such shares under applicable securities laws.
          Upon determination of the actual number of shares of Common Stock to be paid upon repurchase of the Securities in accordance with Section 12.01, the Company shall disseminate a press release not later than two Business Days prior to the Repurchase Date through Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing such information and post such press release on the Company’s website or, alternatively, furnish or file such information on a current report on Form 8-K with the SEC.
          At the Company’s request and at the Company’s expense, the Trustee shall give the Repurchase Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Repurchase Company Notice shall be prepared by the Company.
          Section 12.02. Purchase of Securities at Option of the Holder upon Fundamental Change.
          (a) Except as provided below, if the effective date of a Fundamental Change (the “Fundamental Change Effective Date”) occurs at any time while the Securities are outstanding, Securities shall be repurchased by the Company in whole or in part (equal to $1,000 or an integral multiple thereof), at the option of the Holder thereof, in cash, at a repurchase price equal to 100% of the principal amount of Securities to be repurchased plus any accrued and unpaid interest thereon up to, but not including the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 12.02(c); provided, however, that if the Fundamental Change Repurchase Date is on a date that is after a record date and on or prior to the corresponding interest payment date, the Company shall pay the related interest due on such interest payment date to the Holder of record at the close of business on the corresponding record date. Notwithstanding the foregoing provisions of this Section 12.02, a Holder shall not have the right to require the Company to repurchase its Securities upon a Fundamental Change described in clauses (a) or (c) of the definition of Change in Control, and the Company shall not be required to deliver the Fundamental Change Notice incidental thereto as a result of any consolidation, merger, sale, lease, exchange or other transaction otherwise constituting a Fundamental Change in which at least 90% of the consideration paid for the Company’s Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock (or depositary receipts or other certificates representing common equity interests) traded on a U.S. regional or national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Securities become convertible into cash and/or such shares of such common stock. No Securities may be repurchased by the Company at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Securities, other than a default in payment of the Fundamental Change Repurchase Price with respect to the Securities.
          (b) Within 15 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder. As soon as practicable after the Company determines the anticipated effective date of the Fundamental Change, the Company will issue a press release and publish the information on its website. The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) briefly, the nature of the Fundamental Change, the date of such Fundamental Change and information about the Holders’ right to require the Company to repurchase the Securities;
     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to Section 12.02(c) must be given;
     (iii) the date the Company shall repurchase any Securities surrendered for repurchase in accordance with the provisions of this Section 12.02, which date shall be no earlier than 20 Business Days and no later than 35 Business Days after the Fundamental Change Notice Date (the “Fundamental Change Repurchase Date”);
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the Conversion Rate and any adjustments thereto and, if applicable, the number of Additional Shares to which a Holder would be entitled on conversion;
     (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (viii) that the Securities must be surrendered to the Paying Agent to collect payment;
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid on the Business Day following the later of the Fundamental Change Repurchase Date and the Holder’s satisfaction of all applicable conditions;
     (x) briefly, the procedures the Holder must follow to exercise rights under this Section 12.02;
     (xi) briefly, the conversion rights, if any, of the Securities;
     (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice (as specified in Section 12.03);
     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and
     (xiv) the CUSIP and ISIN number(s) of the Securities.

          (c) For a Security to be so repurchased at the option of the Holder, the Paying Agent must receive such Security with the form entitled “Option to Elect Repurchase Upon a Fundamental Change” (a “Fundamental Change Repurchase Notice”) on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Notice shall state:
•	the certificate numbers of the Securities of the Holder be delivered for repurchase; and

•	the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple of $1,000.
All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding.
          The Company’s obligation to make a Fundamental Change offer to repurchase the Securities shall be satisfied if a third party makes the Fundamental Change offer in the manner and at the times and otherwise in compliance with all material requirements applicable to a Fundamental Change offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Fundamental Change offer.
          The Company shall purchase from the Holder thereof, pursuant to this Section 12.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
          Any purchase by the Company contemplated pursuant to the provisions of this Section 12.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 12.02.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 12.02(b) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.03.
          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
          Section 12.03. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 12.01 or Section 12.02(b), as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Repurchase Price, together with accrued but unpaid interest, thereon, to but not including the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Security. Such Repurchase Price or Fundamental Change Repurchase Price, together with accrued but unpaid interest, thereon, to but not including the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 12.01 or Section 12.02, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 12.01 or Section 12.02(b), as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

          A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time, in the case of any repurchase of Securities pursuant to Section 12.01(a)(i), prior to the close of business on the last Business Day prior to the Repurchase Date or prior to the close of business, in the case of any repurchase of Securities pursuant to Section 12.02(c), Fundamental Change Repurchase Date, as the case may be, specifying:
     (i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;
     (ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.
          There shall be no purchase of any Securities pursuant to Section 12.01 or Section 12.02 or redemption pursuant to Section 3.01 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice (or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be) in which case, upon such return, the Repurchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
          Section 12.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m. (New York City time) on or prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) or shares of Common Stock, if any, sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, together with accrued but unpaid interest thereon, to but not including the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be.
          Section 12.05. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Sections 12.01 or 12.02 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with any applicable provisions of Rule 13e-4 and Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO or any successor or similar schedule, if required) under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws in connection with any offer by the Company to purchase the Securities upon a Fundamental Change, so as to permit the rights and obligations under Sections 12.01 or 12.02 to be exercised in the time and in the manner specified in Sections 12.01 or 12.02.
          Section 12.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 12.04 exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, and accrued but unpaid interest thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).
ARTICLE XIII
MISCELLANEOUS
     Article XIII shall be amended as set forth below.
A. Section 13.02 is hereby amended to include in the first paragraph the information as set forth below:
if to the Company, to:
Coeur d’Alene Mines Corporation
505 Front Avenue, P.O. Box 1
Coeur d’Alene, Idaho 83816
Attention: Secretary
Facsimile No.: (208) 667-2213
if to the Trustee, to:
The Bank of New York
101 Barclay Street — 4E
New York, NY 10286
Attn: Corporate Trust Administration
Facsimile No.: (212) 815-5915
B. Section 13.04(b) is hereby amended to include at the end of such Section the following:
(except in the case of the Company’s initial issuance of the Securities)
C. The second sentence in Section 13.08 is hereby amended as set forth below:
Each Securityholder by accepting a Security waives and releases all such liability to the extent permitted by applicable law.
D. Article XIII of the Indenture is hereby amended to include new Sections 13.15, 13.16 and 13.17 as set forth below:
          Section 13.15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
          Section 13.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          Section 13.17. Relationship with the Base Indenture. The terms and provisions contained in this Supplemental Indenture shall constitute, and are hereby expressly made, a part of the Base Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. In the case of any conflict between the provisions of the Securities and this Supplemental Indenture, the provisions of the Supplemental Indenture shall control.
          The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

COEUR d’ALENE MINES CORPORATION
By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	Senior Vice President, Corporate Development

The Bank of New York, as Trustee
By:	/s/ Tasneem Selim
	Name:	Tasneem Selim
	Title:	Assistant Vice President

(Signature Page to Indenture)

EXHIBIT A
{FORM OF FACE OF GLOBAL SECURITY}
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO COEUR d’ALENE MINES CORPORATION (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

COEUR d’ALENE MINES CORPORATION
3.25% Convertible Senior Notes Due 2028

No.:	CUSIP: 192108AR9
Issue Date:	Principal Amount:
          COEUR d’ALENE MINES CORPORATION, an Idaho corporation, promises to pay to Cede & Co. or registered assigns, the principal amount as set forth on Schedule I hereto, on March 15, 2028, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.
          Interest Payment Dates: March 15 and September 15, commencing September 15, 2008.
          Record Dates: March 1 and September 1, commencing September 1, 2008.

COEUR d’ALENE MINES CORPORATION
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory

{FORM OF REVERSE SIDE OF NOTE}
COEUR d’ALENE MINES CORPORATION
3.25% Convertible Senior Notes Due 2028
          (1) Interest.
          This Security shall accrue interest at an initial rate of 3.25% per annum. The Company promises to pay interest on the Securities in cash semiannually on each March 15 and September 15, commencing on September 15, 2008, to Holders of record on the immediately preceding March 1 and September 1, respectively. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid, from the Issue Date, until the principal amount is paid or duly made available for payment. The Company will pay interest on any overdue principal amount at the interest rate borne by the Securities at the time such interest on the overdue principal amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period), at the same interest rate, compounded semiannually. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          (2) Method of Payment.
          The Company will pay interest, on this Security to the Person who is the registered Holder of this Security at the close of business on March 1 or September 1, as the case may be, immediately preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
          (3) Paying Agent, Conversion Agent and Registrar.
          Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency for that purpose. The office shall initially be an office the Trustee in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.
          (4) Indenture.
          The Company issued the Securities under a Supplemental Indenture dated as of March 18, 2008 (the “Supplemental Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are general unsecured obligations of the Company and the Company shall initially issue up to $200,000,000 aggregate principal amount (or, if the Underwriters exercise their option to purchase

$30,000,000 of additional Securities, up to $230,000,000). The Supplemental Indenture does not limit other indebtedness of the Company, secured or unsecured.
          (5) Redemption at the Option of the Company.
          On or after March 22, 2015, the Company may redeem the Securities for cash as a whole at any time, or from time to time in part, upon not less than 30 days’ nor more than 60 days’ notice of redemption given by mail to Holders. If the Company chooses to redeem any Securities pursuant to this paragraph, the Company will pay Holders a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued but unpaid interest thereon, up to but not including the Redemption Date (the “Redemption Price”); provided that, if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.
          If the Company does not redeem all the Securities, the Trustee shall select the Securities to be redeemed in principal amounts of $1,000 or integral multiples thereof by a method that the Trustee shall deem fair and appropriate. If any Securities are to be redeemed in part only, new Securities in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holder’s Securities is selected for partial redemption and the holder converts a portion of its Securities, the converted portion will be deemed to be taken from the portion selected for redemption.
          (6) Repurchase of Securities at Option of the Holder; Purchase of Securities at Option of the Holder Upon Fundamental Change.
          Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or a portion of the Securities held by such Holder, in any integral multiple of $1,000, on March 15, 2013, March 15, 2015, March 15, 2018 and March 15, 2023 (each, a “Repurchase Date”) at a Repurchase Price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest, thereon, up to but not including the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the last Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. If the Repurchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.
          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Fundamental Change of the Company for a Fundamental Change Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, thereon, up to but not including the Fundamental Change Repurchase Date which Fundamental Change Repurchase Price shall be paid in cash (provided that, if the Fundamental Change Repurchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date). Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
          If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and accrued but unpaid interest, on all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on or prior to the Repurchase Date or the Fundamental Change Repurchase Date, interest, shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and interest, upon surrender of such Security.
          (7) Notice of Redemption.

          Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or prior to the Redemption Date, immediately after such Redemption Date, interest shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.
          (8) Conversion.
          Subject to the provisions of Article 10 of the Indenture, a Holder of a Security may convert such Security if any of the conditions specified in paragraphs (a) through (f) of Section 10.01 of the Indenture is satisfied; provided, however, that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). The initial conversion price is approximately $5.68 per share, subject to adjustment under certain circumstances as described in the Indenture (the “Conversion Price”). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of Securities converted by the Conversion Price in effect on the Conversion Date. Upon conversion, no adjustment for interest, or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Common Stock Price on the last Trading Day prior to the Conversion Date.
          To convert a Security, a Holder shall (a) complete and manually sign the Conversion Notices set forth below or a facsimile of the Conversion Notices, and deliver such Conversion Notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (d) pay all transfer or similar taxes required to be paid by such Holder pursuant to Section 10.05 and (e) if required pursuant to paragraphs 1 and 2 above, pay funds equal to interest payable on the next interest payment date. If a Person’s interest is a beneficial interest in a Global Security, to convert, such Person shall comply with requirements (a), (c), (d) and (e) above and comply with the Depositary’s procedures for converting a beneficial interest into a Global Security.
          Securities surrendered for conversion by a Holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that shall be payable on the Securities; provided, however, that no such payment need be made (a) if the Company has specified a Fundamental Change Repurchase Date that is after a record date and on or prior to the next interest payment date, (b) with respect to any Securities surrendered for conversion following the record date for the payment of interest immediately preceding the Stated Maturity, (c) if the Company has specified a Redemption Date that is after a record date and on or prior to the corresponding interest payment date, or (d) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
          A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.
          A Security in respect of which a Holder has delivered a Repurchase Notice or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Section 12.01 or Section 12.02, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.
          (9) Denominations; Transfer; Exchange.
          The Securities are in fully registered book-entry form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.
          (10) Persons Deemed Owners.
          The registered Holder of this Security may be treated as the owner of this Security for all purposes.
          (11) Unclaimed Money or Securities.
          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.
          (12) Amendment; Waiver.
(a) Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (a) to cure any ambiguity, omission, defect or inconsistency; (b) to make any other change that does not adversely affect in any material respect the rights of any Securityholder; (c) to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.08(d) and Section 10.01; (d) to evidence the assumption of the obligations of the Company by a successor Person under this Indenture and the Securities; (e) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture or any supplemental indenture under the TIA; (f) to add covenants or Events of Default for the benefit of the Holders; (g) to evidence acceptance of appointment by a successor Trustee; (h) to surrender any of the Company’s rights or powers under this Indenture (including, without limitation, its right to pay part of the Repurchase Price of the Securities with shares of Common Stock as provided for in this Indenture occurring on a date after the date of such amendment); (i) to add guarantees with respect to the Securities or to secure the Securities; or (j) to conform this Indenture and the form or terms of the Securities in Exhibit A to the section “Description of the Notes” as set forth in the Prospectus Supplement, dated March 13, 2008.
          (13) Defaults and Remedies.
          Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest when due, for any reason, or a Default in compliance with Article V of the Indenture) if it determines in good faith that withholding notice is in the interest of Holders.
          (14) Trustee Dealings with the Company.
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          (15) No Recourse Against Others.
          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
          (16) Ranking.
          The Securities shall be the Company’s senior unsecured obligations and shall rank equally in right of payment with all the Company’s existing and future senior indebtedness. The Securities shall be senior in right of payment to all our existing and future indebtedness that is expressly subordinated in right of payment to the Securities.
          (17) Authentication.
          This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
          (18) Abbreviations.
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (“Tenants In Common”), TEN ENT (“Tenants By The Entireties”), JT TEN (“Joint Tenants With Right Of Survivorship And Not As Tenants In Common”), CUST (“Custodian”) and U/G/M/A (“Uniform Gift To Minors Act”).
          (19) Governing Law.
          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.
          (20) CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM
To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:
CONVERSION NOTICE
To convert this Security into Common Stock of the Company, check the box ☐
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)
Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program
By:

Authorized Signatory

FORM OF REPURCHASE NOTICE
To: Coeur d’Alene Mines Corporation
          The undersigned registered holder of this Security requests and instructs the Company to purchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the March 15 specified below, in accordance with the terms and conditions specified in paragraph 6 of this Security and the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing the portion of principal amount hereof not to be so purchased, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not purchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
Dated:

Signature(s)
Fill in for registration of Securities not purchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address
principal amount to be purchased (if less than all): $___,000 date of requested purchase: March 15, 201_
    (specify either March 15, 2013, 2015, 2018 and 2023)

FORM OF OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE
To: Coeur d’Alene Mines Corporation
          The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Coeur d’Alene Mines Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
Dated:

Signature(s)
Fill in for registration of Securities not purchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address
principal amount to be purchased (if less than all): $___,000

SCHEDULE I
COEUR d’ALENE MINES CORPORATION
3.25% Convertible Senior Notes Due 2028

Date	Principal Amount	Notation

EXHIBIT B
{Form of Certificated Security}
COEUR d’ALENE MINES CORPORATION
3.25% Convertible Senior Notes Due 2028

No.:	CUSIP: 192108AR9
Issue Date:	Principal Amount:
          COEUR d’ALENE MINES CORPORATION, an Idaho corporation, promises to pay to                                                              or registered assigns, the principal amount of                                          , on March 15, 2028, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.
          Interest Payment Dates: March 15 and September 15, commencing September 15, 2008
          Record Dates: March 1 and September 1, commencing September 1, 2008

COEUR d’ALENE MINES CORPORATION
By:
Name:
Title:

EXHIBIT B
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Authorized Signatory
Dated:

EXHIBIT B
[FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A]